Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Donald Dwight Scott, hereby constitute and appoint Dan G. LeRoy my true and lawful attorney-in-fact as follows:

1.                                To apply for and generate access codes to enable electronic filings to be made on my behalf with the U.S. Securities and Exchange Commission’s Electronic Data, Gathering and Analysis (EDGAR) Filer Management website;

2.                                To execute for me and on my behalf in my capacity as a director of Legacy Reserves GP, LLC, a Delaware limited liability company (the “Company”), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) and the rules thereunder related to my ownership of the units of Legacy Reserves LP, a Delaware limited partnership (the “Partnership”);

3.                                To do and perform any and all acts for me and on my behalf that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

4.                                To take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney.  I acknowledge that the foregoing attorney-in-fact in serving in such capacity at my request is not assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of, and any transactions in, securities issued by the Company or the Partnership, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of this eighteenth day of November, 2016.

/s/ Donald Dwight Scott
Donald Dwight Scott